Exhibit 3.1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “WILLIAMS ROWLAND ACQUISITION CORP.”, FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF DECEMBER, A.D. 2022, AT 6:07 O’CLOCK P.M.

5438949 8100	Authentication: 205175648
SR# 20224358743	Date: 12-22-22
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:07 PM 12/22/2022
FILED 06:07 PM 12/22/2022
SR 20224358743 - File Number 5438949

AMENDMENT TO THE
AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF
WILLIAMS ROWLAND ACQUISITION CORP.

December 22, 2022

Williams Rowland Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

l. The name of the Corporation is “Williams Rowland Acquisition Corp.” The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 10, 2021. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on July 26, 2021. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on July 26, 2021 (the “Amended and Restated Certificate”).

2. This Amendment to the Amended and Restated Certificate amends the Amended and Restated Certificate.

3. This Amendment to the Amended and Restated Certificate was duly adopted by the Board of Directors of the Corporation and the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4. The text of Paragraph 9.1 (b) of Article NINE is hereby amended and restated to read in full as follows:

“9.1 (b). Immediately after the Offering, a certain amount of the net offering proceeds received by the Corporation in the Offering (including the proceeds of any exercise of the underwriters’ over-allotment option) and certain other amounts specified in the Corporation’s registration statement on Form S-1, as initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 25, 2021, as amended (the “Registration Statement”), shall be deposited in a trust account (the “Trust Account”), established for the benefit of the Public Stockholders (as defined below) pursuant to a trust agreement described in the Registration Statement (the “Trust Agreement”). Except for the withdrawal of interest to pay taxes, none of the funds held in the Trust Account (including the interest earned on the funds held in the Trust Account) will be released from the Trust Account until the earliest to occur of (i) the completion of the Initial Business Combination; (ii) the redemption of 100% of the Offering Shares (as defined below) if the Corporation is unable to complete its Initial Business Combination within 18 months from the closing of the Offering which date the Company may extend to complete the Business Combination with six (6) one-month extensions (an “Extension Date”), to July 29, 2023 (or, if the Office of the Delaware Division of Corporations shall not be open for business (including filing of corporate documents) on such date the next date upon which the Office of the Delaware Division of Corporations shall be open (as applicable, the “Last Date”) or (iii) the redemption of shares in connection with a stockholder vote to amend any provisions of this Amended and Restated Certificate as amended (a) to modify the substance or timing of the Corporation’s obligation to provide for the redemption of the Offering Shares in connection with an Initial Business Combination to redeem 100% of such shares if the Corporation has not consummated an Initial Business Combination by the Deadline Date or (b) with respect to any other provision relating to stockholders’ rights or pre-Initial Business Combination activity (as described in Section 9.7). Holders of shares of Common Stock included as part of the units sold in the Offering (the “Offering Shares”) (whether such Offering Shares were purchased in the Offering or in the secondary market following the Offering and whether or not such holders are the Sponsor or officers or directors of the Corporation, or affiliates of any of the foregoing) are referred to herein as “Public Stockholders”.

IN WITNESS WHEREOF, Williams Rowland Acquisition Corp. has caused this Amendment to the Amended and Restated Certificate to be duly executed in its name and on its behalf by an authorized officer as of the date first set above.

WILLIAMS ROWLAND ACQUISITION CORP.

By:	/s/ David B. Williams
Name:	David B. Williams
Title:	Co-Chief Executive Officer

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